As filed with the Securities and Exchange Commission on January 28, 2022

Registration No. 333-262195

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Ra Medical Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	3841	38-3661826
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2070 Las Palmas Drive

Carlsbad, CA 92011

760-804-1648

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jonathan Will McGuire

2070 Las Palmas Drive

Carlsbad, CA 92011

760-804-1648

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Martin J. Waters Robert L. Wernli, Jr. Eric Y. Hsu Wilson Sonsini Goodrich & Rosati, P.C. 12235 El Camino Real San Diego, CA 92130 Tel: (858) 350-2300 Fax: (858) 350-2399	Megan N. Gates Daniel Bagliebter Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. One Financial Center Boston, MA 02111 Tel: (617) 542-2241 Fax: (617) 542-2241

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period with any new or revised accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)	Amount of Registration Fee
Units, each unit consisting of (i) one share of common stock, par value $0.0001 per share, and (ii) one warrant to purchase one share of common stock(3)	$13,800,000(4)	$1,279.26
Pre-funded units, each pre-funded unit consisting of (i) one pre-funded warrant to purchase one share of common stock and (ii) one warrant to purchase one share of common stock(3)	$13,800,000(3)	$1,279.26
Shares of common stock included in the units	$— (5)	$—
Warrants included in the units and pre-funded units	$— (5)	$—
Pre-funded warrants included in the pre-funded units	$— (5)	$—
Shares of common stock issuable upon exercise of the warrants included in the units and pre-funded units	$13,800,000	$1,279.26
Shares of common stock issuable upon exercise of the pre-funded warrants included in the pre-funded units	$—	$—
Total	$41,400,000	$3,837.78(6)

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(2)

Pursuant to Rule 416 under the Securities Act, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution resulting from stock splits, dividends or similar transactions.

(3)

The proposed maximum offering price of the units proposed to be sold in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units offered and sold in the offering, and as such the proposed aggregate maximum offering price of the units together with the pre-funded units (including the common stock issuable upon exercise of the pre-funded warrants), if any, is $13,800,000.

(4)

Includes additional units which may be issued upon the exercise of a 45-day option granted to the underwriters to cover over-allotments, if any, up to 15% of the total number of units to be offered, which may be exercised for shares of common stock, warrants or both at the election of the underwriters.

(5)	No separate fee is required pursuant to Rule 457(g) under the Securities Act.
(6)	$3,837.78 of this amount was previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to such Section 8(a) may determine.

Explanatory Note

Ra Medical Systems, Inc. is filing this Amendment No. 2 (the “Amendment”) to its Registration Statement on Form S-1 (file No. 333-262195) solely for the purposes of re-filing Exhibit 4.8 and to revise the estimate of certain expenses described in Item 13 of Part II of the Registration Statement. Accordingly, this Amendment consists only of the facing page of the Registration Statement, this explanatory note, Item 13 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibits. The Remainder of the Registration Statement has not changed and has therefore been omitted.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution.

The following table sets forth all expenses paid or payable by the registrant in connection with this offering. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

Amount Paid or to Be Paid
SEC registration fee	$3,838
FINRA filing fee	6,260
Printing expenses	20,000
Legal fees and expenses	420,000
Accounting fees and expenses	250,000
Other fees and expenses	49,902

Total	$750,000

Item 16. Exhibits and Financial Statement Schedules.

(a)	Reference is made to the attached Exhibit Index.

(b)	No financial statement schedules are provided because the information called for is not required or is shown in the financial statements or the notes thereto.

EXHIBIT INDEX

Exhibit Number	Description	Incorporated by Reference
		Form	File No.	Exhibit	Filing Date

1.1^	Underwriting Agreement between the Registrant and Ladenburg Thalmann & Co. Inc.

3.1	Amended and Restated Certificate of Incorporation of the Registrant.	8-K	001-38677	3.1	10/1/2018

3.2	Amended and Restated Bylaws of the Registrant.	8-K	001-38677	3.2	10/1/2018

4.1	Specimen common stock certificate of the Registrant.	S-1	333-226191	4.1	7/16/2018

4.2	Form of warrant issued in May 2020.	8-K	001-38677	4.1	5/22/2020

4.3	Form of pre-funded warrant issued in May 2020.	8-K	001-38677	4.2	5/22/2020

4.4	Form of placement agent warrant issued in May 2020.	8-K	001-38677	4.3	5/22/2020

4.5	Form of warrant offered in July 2020.	S-1	333-239887	4.3	7/16/2020

4.6	Form of pre-funded warrant offered in July 2020.	S-1	333-239887	4.4	7/16/2020

4.7	Form of placement agent warrant offered in July 2020.	S-1	333-239887	4.5	7/16/2020

4.8*	Form of warrant offered hereby.

4.9^	Form of pre-funded warrant offered hereby.

5.1^	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

10.1	Lease Agreement by and between the Registrant and Lloyd Wells Gift Trust dated November 24, 1987, for the premises located at 2070 Las Palmas Drive, Carlsbad, California 92011 dated as of August 17, 2017.	S-1	333-226191	10.1	7/16/2018

10.2+	Form of Indemnification Agreement between the Registrant and each of its directors and executive officers.	S-1	333-226191	10.2	8/24/2018

10.3+	Ra Medical Systems, Inc. 2018 Stock Compensation Plan and Forms of Award Agreement thereunder.	S-1	333-226191	10.3	7/16/2018

10.4+	Ra Medical Systems, Inc. 2018 Equity Incentive Plan and Forms of Award Agreement thereunder.	S-1	333-226191	10.4	9/17/2018

10.5+	Ra Medical Systems, Inc. 2018 Employee Stock Purchase Plan.	S-1	333-226191	10.5	9/17/2018

10.6+	Ra Medical Systems, Inc. Executive Incentive Compensation Plan.	S-1	333-226191	10.6	8/24/2018

10.7+	Ra Medical Systems, Inc. Form of At-Will Employment, Confidential Information, Invention Assignment, and Arbitration Agreement for executive officers.	S-1	333-226191	10.7	7/16/2018

10.8+	Change in Control and Severance Agreement, by and between the Registrant and Andrew Jackson, dated as of July 13, 2018.	S-1	333-226191	10.11	7/16/2018

10.9+	Change in Control and Severance Agreement, by and between the Registrant and Jonathan Will McGuire, dated as of March 30, 2020.	S-1	333-237701	10.11	4/16/2020

10.10+	Confirmatory Employment Letter, by and between the Registrant and Andrew Jackson, dated as of July 13, 2018.	S-1	333-226191	10.15	7/16/2018

10.11+	Employment letter by and between the Registrant and Jonathan Will McGuire, dated as of March 9, 2020.	S-1	333-237701	10.15	4/16/2020

10.12	Paycheck Protection Program Promissory Note and Agreement as of May 3, 2020.	8-K	001-38677	10.1	5/7/2020

10.13	Form of Securities Purchase Agreement, dated as of May 20, 2020, by and among the Registrant and the purchasers named therein.	8-K	001-38677	10.1	5/22/2020

10.14	Form of Securities Purchase Agreement, dated as of July 30, 2020, by and among the Company and the purchasers named therein.	8-K	001-38677	10.1	8/3/2020

10.15	Settlement Agreement, among the Company, among the United States of America, acting through the United States Department of Justice and on behalf of the Office of Inspector General of the Department of Health and Human Services and the Defense Health Agency, acting on behalf of the TRICARE Program, and Robert Gruber, dated December 28, 2020.	10-K	001-38677	10.19	3/17/2021

10.16	Corporate Integrity Agreement, between the Company and the Office of Inspector General of the Department of Health and Human Services, dated December 28, 2020.	10-K	001-38677	10.20	3/17/2021

10.17	Asset Purchase Agreement, dated August 16, 2021, by and between Strata Skin Sciences, Inc. and Ra Medical Systems, Inc.	8-K	001-38677	10.1	8/16/2021

10.18	Services Agreement, dated August 16, 2021, by and between Ra Medical Systems, Inc. and Strata Skin Sciences, Inc.	8-K	001-38677	10.2	8/16/2021

10.19	Trademark Assignment Agreement, dated August 16, 2021, by and between Ra Medical Systems, Inc. and Strata Skin Sciences, Inc.	8-K	001-38677	10.3	8/16/2021

23.1^	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm.

23.2^	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in Exhibit 5.1).

24.1^	Power of Attorney of certain directors and officers of the Registrant (contained on signature page).

101.INS^	Inline XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document

101.SCH^	Inline XBRL Taxonomy Extension Schema Document

101.CAL^	Inline XBRL Taxonomy Extension Calculation Linkbase Document

101.DEF^	Inline XBRL Taxonomy Extension Definition Linkbase Document

101.LAB^	Inline XBRL Taxonomy Extension Label Linkbase Document

101.PRE^	Inline XBRL Taxonomy Extension Presentation Linkbase Document

104^	Cover Page Interactive Data File (formatted as Inline XBRL)

*	Filed herewith.
+	Indicates a management contract or compensatory plan.
^	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carlsbad, State of California on January 28, 2022.

RA MEDICAL SYSTEMS, INC.

By:	/s/ Jonathan Will McGuire
Name:	Jonathan Will McGuire
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title of Capacities	Date

/s/ Jonathan Will McGuire Jonathan Will McGuire	Director and Chief Executive Officer (Principal Executive Officer)	January 28, 2022

/s/ Andrew Jackson Andrew Jackson	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 28, 2022

* Martin Colombatto	Chairman of the Board of Directors	January 28, 2022

* Richard Mejia, Jr.	Director	January 28, 2022

* Joan Stafslien	Director	January 28, 2022

* Susanne Meline	Director	January 28, 2022

*By:	/s/ Jonathan Will McGuire
Jonathan Will McGuire
Attorney-in-fact